                                                                      EXHIBIT 11

                    EVANS & SUTHERLAND COMPUTER CORPORATION
                        EARNINGS PER SHARE CALCULATION
                                   Unaudited
                    (In thousands except per share amounts)

                                  Three Months Ended      Three Months Ended
                                    March 28, 1997          March 29, 1996
                               -----------------------  -----------------------
                               Primary   Fully Diluted  Primary   Fully Diluted
                               -------   -------------  -------   -------------
Average number of common
  shares outstanding during
  the period

    Common shares outstanding
     during the entire period    9,059        9,059       8,715        8,715

    Weighted average common
     shares issued during the
     period                          8            8          27           27
                               -------      -------     -------      -------

    Weighted average number
     of common shares
     outstanding                 9,067        9,067       8,742        8,742

    Weighted average number
     of dilutive common
     equivalent shares
     outstanding                   373          389         290          339
                               -------      -------     -------      -------

    Weighted average common
     and dilutive common
     equivalent shares
     outstanding                 9,440        9,456       9,032        9,081
                               =======      =======     =======      =======

    Net earnings applicable
     to common stock           $ 1,411      $ 1,411     $   755      $   755
                               =======      =======     =======      =======

    Net earnings per common
     and dilutive common
     equivalent shares
     outstanding               $  0.15      $  0.15     $  0.08      $  0.08
                               =======      =======     =======      =======